Exhibit 3.2

                               The State of Texas
                               SECRETARY OF STATE


                        CERTIFICATE OF RESTATED ARTICLES
                                OF INCORPORATION
                                       OF

                              AVATAR SYSTEMS, INC.
                               FILE NO. 1500610-00


         The undersigned, as Secretary of State of Texas, hereby certifies that the attached Restated Articles of Incorporation for the above named corporation have been received in this office and are found to conform to law.

         ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Restated Articles of Incorporation.

Dated:            November 14, 2000

Effective:        November 14, 2000

[SEAL OF
SECRETARY OF
STATE OF TEXAS]

                                                        /s/ Elton Bomer
                                                       -----------------------
                                                             Elton Bomer
                                                         Secretary of State

                           FIRST AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          HCI ACQUISITION 1998-2, INC.


                                  SECTION ONE

         HCI Acquisition 1998-2, Inc. (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (the "Act"), hereby adopts these First Amended and Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date (the "Old Articles") and as further amended by these First Amended and Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                  SECTION TWO

         The entire text of the Old Articles, as amended or supplemented by all certificates of amendments previously issued by the Secretary of the State are amended and restated by these First Amended and Restated Articles of Incorporation as follows:

         Article I of the Old Articles is hereby rescinded and canceled and in its place the following shall be inserted:

              "The name of the corporation is Avatar Systems, Inc."

         Article III of the Old Articles is hereby rescinded and canceled and in its place the following shall be inserted:

                  "The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act."

         Article IV of the Old Articles is hereby rescinded and canceled and in its place the following shall be inserted:

                  "The aggregate number of shares of capital stock that the Corporation will have authority to issue is 40,000,000, of which 30,000,000 will be shares of Common Stock, having $0.001 par value per share, and 10,000,000 will be shares of Preferred Stock, having $0.001 par value per share.

                  Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical except as to the date of issue  and the  dates  from  which  dividends  on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law."

First Amended and Restated Articles of HCI Acquisition 1998-2, Inc. - Page 3

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         Article V of the Old Articles is hereby  rescinded  and canceled and in its place the following shall be inserted:

                  "The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done or property actually received."

         Article VI of the Old Articles is hereby rescinded and canceled and in its place the following shall be inserted:

                  "The street address of its initial Registered Office, and the name of its initial Registered Agent at his address, is as follows:

                     Name                                  Address
          -------------------------------    ----------------------------------
          Robert C. Shreve, Jr.              5728 LBJ Freeway, Suite 270
                                             Dallas, Texas 75240

         Article VII of the Old Articles is hereby rescinded and canceled and in its place the following shall be inserted:

                  "The number of directors constituting the Board of Directors of the Corporation is five (5) and the name and mailing address of such persons are:

                     Name                        Address
          -------------------------------    ----------------------------------
          Robert C. Shreve, Jr.              5728 LBJ Freeway, Suite 270
                                             Dallas, Texas 75240
          Tim Allen                          5728 LBJ Freeway, Suite 270
                                             Dallas, Texas 75240
          Gregg Allen                        5728 LBJ Freeway, Suite 270
                                             Dallas, Texas 75240
          Stephen A. Komlosy                 Cybertec Holdings Plc
                                             Winchester House
                                             Deane Gate Avenue
                                             Taunton TA1 2UH
          Geoffrey Dart                      Merchant Capital Holdings, Ltd.
                                             133 Ebury Street
                                             London SW1W 9QJ

         The number of directors constituting the Board of Directors will be determined in accordance with the Bylaws of the Corporation."

First Amended and Restated Articles of HCI Acquisition 1998-2, Inc. - Page 4

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         Article VIII of the Old Articles is hereby  rescinded  and canceled and in its place the following shall be inserted:

                  "No shareholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation."

         Article IX of the Old Articles is hereby rescinded and canceled and in its place the following shall be inserted:

                  "Any action that under the provisions of the Texas Business Corporation Act would, but for this Article Nine, be required to be authorized by the affirmative vote of the holders of any specified portion of the shares of the Corporation will require the approval of the holders of a majority the shares of the Corporation entitled to vote on that matter."

         Article X of the Old Articles is hereby rescinded and canceled and in its place the following shall be inserted:

                  "Shareholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose."

         Article XI of the Old Articles is hereby rescinded and canceled and in its place the following shall be inserted:

                  "Any action required or permitted by law, these Articles of Incorporation or the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action."

First Amended and Restated Articles of HCI Acquisition 1998-2, Inc. - Page 5

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         Article XII of the Old Articles is hereby rescinded and canceled and in its place the following shall be inserted:

                  "The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws."

         Article XIII of the Old Articles is hereby rescinded and canceled and in its place the following shall be inserted:

                  "(a) The Corporation will, to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended, indemnify any and all persons who are or were serving as director or officer of the Corporation, or who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee or employee of another corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Act. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the capacity of director or officer and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such a person.

                  (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Texas for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Texas nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct."

First Amended and Restated Articles of HCI Acquisition 1998-2, Inc. - Page 6

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         Article XIV of the Old Articles is hereby rescinded and canceled and in its place the following shall be inserted:

                  "To the fullest extent permitted by the laws of the State of Texas as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article."

         Article XV of the Old Articles is hereby rescinded and canceled and in its place the following shall be inserted:

                  "The provisions of PART THIRTEEN of the Texas Business Corporation Act (the Business Combination Law) shall not govern or be applicable to the Corporation."

         Article XVI will be added to the Old Articles and will read in its entirety as follows:

                  "As a Texas corporation reorganized pursuant to its Joint Plan of Reorganization dated August 21, 2000, as confirmed by order of the United States Bankruptcy Court, Northern District of Texas on September 27, 2000, the Corporation is prohibited from issuing non-equity voting securities under Section 1123(a)(6) of the United States Bankruptcy Code. If there are to be several classes of securities issued in the future, all shall possess voting power, an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, an adequate provision for the election of directors representing such preferred class in the event of default in the payment of such dividends. The provisions of this paragraph shall apply unless and until the Corporation amends, alters, changes or repeals such provisions in the manner now or hereafter set forth by the Texas Business Corporation Act or these Articles of Incorporation."

                                 SECTION Three

         Each such amendment made by these First Amended and Restated Articles of Incorporation has been effected in conformity with the provisions of the Act and such First Amended and Restated Articles of Incorporation and each such amendment made by the First Amended and Restated Articles of Incorporation were duly recommended by the board of directors and adopted by the shareholders of the Corporation as of the 14th day of November, 2000.

First Amended and Restated Articles of HCI Acquisition 1998-2, Inc. - Page 7

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                                  SECTION Four

         There are 695,652 shares of the Common Stock of the Corporation currently outstanding. At the Corporation's special meeting of shareholders held on November 14, 2000, there were present in person and by proxy holders of 583,364 shares of the Common Stock. The Common Stock holders voted 583,060 shares for approval of the First Amended and Restated Articles of Incorporation with 301 shares voting No and three (3) shares abstaining.

                                  SECTION Five

         The Old Articles are hereby superseded in their entirety by the following First Amended and Restated Articles of Incorporation which accurately copy the entire text thereof as further amended as set forth:









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First Amended and Restated Articles of HCI Acquisition 1998-2, Inc. - Page 8

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                           FIRST AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              AVATAR SYSTEMS, INC.
                (formerly known as HCI Acquisition 1998-2, Inc.)


         I, the undersigned natural person of the age of twenty-one years or more, am a citizen of the State of Texas, acting to execute these First Amended and Restated Articles of Incorporation under Article 4.07, Section D of the Texas Business Corporation Act (the "Act"), do hereby adopt the following First Amended and Restated Articles of Incorporation for Avatar Systems, Inc. (the "Corporation") on behalf of the Corporation:

                                    ARTICLE I

         The name of the corporation is Avatar Systems, Inc.

                                   ARTICLE II

         The period of its duration is perpetual.

                                   ARTICLE III

         The purpose for which the Corporation is organized is the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

         The aggregate number of shares of capital stock that the Corporation will have authority to issue is 40,000,000, of which 30,000,000 will be shares of Common Stock, having $0.001 par value per share, and 10,000,000 will be shares of Preferred Stock, having $0.001 par value per share.

         Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

First Amended and Restated Articles of HCI Acquisition 1998-2, Inc. - Page 9

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                                    ARTICLE V

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done or property actually received.

                                   ARTICLE VI

                  The street address of its initial Registered Office, and the name of its initial Registered Agent at his address, is as follows:

                     Name                                Address
          -------------------------------    ----------------------------------
          Robert C. Shreve, Jr.              5728 LBJ Freeway, Suite 270
                                             Dallas, Texas 75240

                                   ARTICLE VII

                  The number of directors constituting the Board of Directors of the Corporation is five (5) and the name and mailing address of such persons are:

                     Name                                Address
          -------------------------------   -----------------------------------
          Robert C. Shreve, Jr.             5728 LBJ Freeway, Suite 270
                                            Dallas, Texas 75240
          Tim Allen                         5728 LBJ Freeway, Suite 270
                                            Dallas, Texas 75240
          Gregg Allen                       5728 LBJ Freeway, Suite 270
                                            Dallas, Texas 75240
          Stephen A. Komlosy                Cybertec Holdings Plc
                                            Winchester House
                                            Deane Gate Avenue
                                            Taunton TA1 2UH
          Geoffrey Dart                     Merchant Capital Holdings, Ltd.
                                            133 Ebury Street
                                            London SW1W 9QJ

         The number of directors constituting the Board of Directors will be determined in accordance with the Bylaws of the Corporation.

                                  ARTICLE VIII

         No shareholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

First Amended and Restated Articles of HCI Acquisition 1998-2, Inc. - Page 10

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                                   ARTICLE IX

         Any action that under the provisions of the Texas Business Corporation Act would, but for this Article Nine, be required to be authorized by the affirmative vote of the holders of any specified portion of the shares of the Corporation will require the approval of the holders of a majority the shares of the Corporation entitled to vote on that matter.

                                    ARTICLE X

         Shareholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.

                                   ARTICLE XI

         Any action required or permitted by law, these Articles of Incorporation or the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

         Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

                                   ARTICLE XII

         The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

                                  ARTICLE XIII

         (a) The Corporation will, to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended, indemnify any and all persons who are or were serving as director or officer of the Corporation, or who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee or employee of another corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Act. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the capacity of director or officer and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors and administrators of such a person.

First Amended and Restated Articles of HCI Acquisition 1998-2, Inc. - Page 11

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         (b) If a claim under  paragraph (a) of this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Texas for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Texas nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                   ARTICLE XIV

         To the fullest extent permitted by the laws of the State of Texas as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article.

                                   ARTICLE XV

         The provisions of PART THIRTEEN of the Texas Business Corporation Act (the Business Combination Law) shall not govern or be applicable to the Corporation.

                                   ARTICLE XVI

         As a Texas corporation reorganized pursuant to its Joint Plan of Reorganization dated August 21, 2000, as confirmed by order of the United States Bankruptcy Court, Northern District of Texas on September 27, 2000, the Corporation is prohibited from issuing non-equity voting securities under
Section 1123(a)(6) of the United States Bankruptcy Code. If there are to be several classes of securities issued in the future, all shall possess voting power, an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, an adequate provision for the election of directors representing such preferred class in the event of default in the payment of such dividends. The provisions of this paragraph shall apply unless and until the Corporation amends, alters, changes or repeals such provisions in the manner now or hereafter set forth by the Texas Business Corporation Act or these Articles of Incorporation.

First Amended and Restated Articles of HCI Acquisition 1998-2, Inc. - Page 12

         Executed and dated this Fourteenth day of November, 2000.

                                AVATAR SYSTEMS, INC.,
                                formerly known as HCI Acquisition 1998-2, Inc. (a Texas corporation)


                                By:   /s/ R. Charles Shreve
                                   -------------------------------
                                      R. Charles Shreve, President

First Amended and Restated Articles of HCI Acquisition 1998-2, Inc. - Page 13